UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(Amendment No.  )
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☐  Soliciting Material Pursuant to § 240.14a-12
LEGACY BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 31, 2010

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Legacy Bancorp, Inc. The meeting will be held at The Crowne Plaza Hotel, One West Street, Pittsfield, Massachusetts on Wednesday May 12, 2010 at 9:00 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as a representative of Wolf & Company, P.C., the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

J. Williar Dunlaevy
Chairman and Chief Executive Officer

LEGACY BANCORP, INC.
99 North Street
Pittsfield, Massachusetts 01201
(413) 443-4421

Notice of Annual Meeting of Stockholders

On Wednesday May 12, 2010, Legacy Bancorp, Inc. (the “Company”) will hold its annual meeting of stockholders at The Crowne Plaza Hotel, One West Street, Pittsfield, Massachusetts. The meeting will begin at 9:00 a.m., local time. At the meeting, the stockholders will consider and act on the following:

1. The election of three directors to serve for terms of three years;

2. The consideration of and vote on a stockholder proposal;

3. The ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010; and

4. The transaction of any other business that may properly come before the meeting.

NOTE: The Board of Directors is not aware of any other business scheduled to come before the meeting.

Only stockholders of record at the close of business on March 22, 2010 are entitled to receive notice of and to vote at the meeting and any adjournment or postponement of the meeting.

Please complete and sign the enclosed proxy card, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

Proxy materials are also available electronically at our Investor Relations page at www.legacybanks.com.

BY ORDER OF THE BOARD OF DIRECTORS

Kimberly A. Mathews
Corporate Secretary

Pittsfield, Massachusetts
March 31, 2010

IMPORTANT:

The prompt return of proxies will save the Company the expense of further requests for proxies to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

LEGACY BANCORP, INC.
99 North Street
Pittsfield, Massachusetts 01201
(413) 443-4421

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Legacy Bancorp, Inc. (the “Company” or “Legacy”) to be used at the annual meeting of stockholders of the Company. The Company is the holding company for Legacy Banks (the “Bank”). The annual meeting will be held at The Crowne Plaza Hotel, One West Street, Pittsfield, Massachusetts on Wednesday May 12, 2010 at 9:00 a.m., local time. This proxy statement and the enclosed proxy card are being mailed to stockholders of record on or about March 31, 2010.

Voting and Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on March 22, 2010. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker how to vote.

As of the close of business on March 22, 2010, there were 8,722,512 shares of Company common stock outstanding. Each share of common stock has one vote. As provided in Article Fourth of the Company’s Certificate of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock are not entitled to any vote in respect of the shares held in excess of this limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the limit supply information to the Company to enable the Board of Directors to implement and apply the limit.

Attending the Meeting

If you were a stockholder as of the close of business on March 22, 2010, you may attend the meeting. However, if you held your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting to constitute a quorum for the transaction of business. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting on the stockholder proposal to declassify the Board of Directors, you may vote in favor of the proposal, against the proposal or abstain from voting. This matter is non-binding but the Company will take the vote on this matter into consideration.

In voting on the ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of a majority of the votes cast at the annual meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on this proposal.

Routine and Non-Routine Proposals

Applicable rules determine whether proposals presented at stockholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. The New York Stock Exchange (“NYSE”) allows its member-brokers to vote shares held by them for their customers on matters the NYSE determines are routine, even though the brokers have not received voting instructions from their customers. The NYSE currently considers the ratification of our independent auditors (Item 3) to be a routine matter. Your broker, therefore, may vote your shares in its discretion on these routine matters if you do not instruct your broker how to vote on them. If the NYSE does not consider a matter routine, then your broker is prohibited from voting your shares on the matter unless you have given voting instructions on that matter to your broker. Unlike previous years, the NYSE no longer considers the election of directors to be routine (Item 1). The stockholder proposal relating to a declassified Board structure is also considered a non-routine matter (Item 2). Therefore, brokers holding shares for their customers will not have the ability to cast votes with respect to the election of directors or the stockholder proposal unless they have received instructions from their customers. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to the election of directors and the stockholder proposal relating to a declassified Board are counted.

Voting by Proxy; Revocation of Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote “FOR” each of the nominees for director, “AGAINST” the stockholder proposal relating to a declassified Board structure, and “FOR” ratification of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the 2010 fiscal year.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new meeting date as well, provided such new meeting occurs within 30 days of the annual meeting and you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

Participants in Legacy Banks’ Employee Stock Ownership Plan or Legacy Bancorp, Inc. 2006 Equity Incentive Plan

If you participate in the Legacy Banks Employee Stock Ownership Plan (the “ESOP”) or if you received a stock award under the Legacy Bancorp, Inc. 2006 Equity Incentive Plan (the “2006 Equity Incentive Plan”), you will receive vote authorization materials for each plan that will reflect all the shares that you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 2006 Equity Incentive Plan, you are entitled to direct the trustee how to vote the shares of Legacy common stock granted to you as a stock award. The trustee will vote all shares for which it does not receive timely instructions from participants in the same proportion as the instructions the trustee receives from participants. The deadline for returning your voting instructions to each plan’s trustee is May 1, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table provides information as of March 22, 2010, with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. Under Section 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition does not need to enjoy the economic benefits of such securities. The following are the only stockholders known to the Company to be a beneficial owner of 5% or more of the common stock of the Company as of December 31, 2009.

		Percent of
	Shares of	Class
Name and Address of Owner	Common Stock	Ownership

First Bankers Trust Services, Inc.	794,960	9.1%
as Trustee for The Legacy Banks Employee Stock Ownership Plan(1) 99 North Street Pittsfield, MA 01201
The Legacy Banks Foundation	763,600	8.7%
99 North Street Pittsfield, MA 01201(2)
Sandler O’Neill Asset Management, LLC	534,500	6.1%
780 Third Avenue, 5th Floor New York, NY 10017(3)
Dimensional Fund Advisors LP	499,841	5.7%
Palisades West, Building One, 6300 Bee Cave Road Austin, TX 78746(4)

(1)	Reflects shares held in the ESOP for the benefit of employees of the Company as of December 31, 2009, based on Schedule 13G/A filed by the Trustee on February 11, 2010. Includes shares that have not been allocated to participants’ accounts. Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants’ accounts in the manner directed by the participants. The ESOP trustee, subject to its fiduciary responsibilities, will vote unallocated shares and allocated shares for which no timely voting instructions are received in the same proportion as shares for which the trustee has received proper voting instructions from participants. Under the terms of the ESOP, the Trustee has sole investment authority and shared voting authority over the shares in the ESOP. The Trustee, however, is subject to fiduciary duties under ERISA. The Trustee disclaims beneficial ownership of the shares of common stock held in the ESOP.

(2)	Reflects shares held by The Legacy Banks Foundation based on a Schedule 13G/A filed as of February 11, 2010. The Foundation has sole investment and sole voting authority over shares held by the Foundation. The Foundation’s gift instrument requires that all shares of common stock held by the Foundation must be voted in the same ratio as all other shares of Company common stock on all proposals considered by stockholders of the Company.

(3)	Based exclusively on information contained in a Schedule 13D filed by Sandler O’Neill Asset Management LLC on January 7, 2010.

(4)	Based exclusively on information contained in a Schedule 13G/A filed by Dimensional Fund Advisors LP on February 10, 2010.

Proposal 1 — Election of Directors

At its March 3, 2010 meeting, the Board unanimously voted to designate the size of the Board at eight members, effective April 1, 2010. All of the directors and nominees are independent under the current listing standards of the NASDAQ Global Market, except for J. Williar Dunlaevy and Patrick J. Sullivan who are or will be employees of the Company and Legacy Banks. The Board is divided into three classes as equal in number as possible, each with three-year staggered terms, with approximately one-third of the directors elected each year. The nominees for election this year are Barton D. Raser, Patrick J. Sullivan and Robert B. Trask. Mr. Raser has served as a director of the Bank since 2001. Mr. Sullivan was recently appointed President of the Company and President and Chief Executive Officer of the Bank and will also serve as a director of the Bank. In connection with the Governance and Nominating Committee search process, the Company has agreed to nominate Mr. Sullivan as a director of the Company. Mr. Trask currently serves as a director of the Company and the Bank.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The business experience for the past five years of each of our directors and executive officers is set forth below. The biographies of each of the nominees and continuing board members below contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Governance and Nominating Committee and the Board of Directors to determine that the person should serve as a director. Each director is also a director of the Bank. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

With the exception of Patrick J. Sullivan, all of the nominees and directors continuing in office are long time residents of the communities served by the Company and its subsidiaries and many of such individuals have operated, or currently operate, businesses located in such communities. As a result, each nominee and director continuing in office has significant knowledge of the businesses that operate in the Company’s market area, an understanding of the general real estate market, values and trends in such communities and an understanding of the overall demographics of such communities. Additionally, as residents of such communities, each nominee and continuing director has direct knowledge of the trends and developments occurring in such communities. As the holding company for a community banking institution, the Company believes that the local knowledge and experience of its directors assists the Company in assessing the credit and banking needs of its customers, developing products and services to better serve its customers and assessing the risks inherent in its lending operations, and provides the Company with greater business development opportunities. As local residents, our nominees and directors are also exposed to the advertising, product offerings and community development efforts of competing institutions which, in turn, assists the Company in structuring its marketing efforts and community outreach programs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES.

Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. There are no family relationships among the directors or executive officers. The indicated period for service as a director includes service as a director of the Bank.

Nominees for Election of Directors

The nominees standing for election are:

Barton D. Raser is the co-owner and Vice President of Carr Hardware, with its headquarters located in Pittsfield, Massachusetts. Mr. Raser has served in this capacity since 1990. As a prominent business owner with strong ties to our local community, Mr. Raser enhances the Board with his knowledge of the Berkshire County economy and marketplace, as well as his experience with the day to day management and oversight of a successful retail/wholesale business. Mr. Raser has served as a director of the Bank since 2001.

Patrick J. Sullivan was recently named President of the Company and President and Chief Executive Officer of the Bank, each effective April 1, 2010. Mr. Sullivan will also serve as a director of the Bank. Mr. Sullivan has over 30 years of experience in the banking industry and has held a variety of executive and management positions. He most recently served as Executive Vice President and Managing Director of Corporate Banking for Sovereign, with responsibility for lending and associated products and sales activities across the Sovereign franchise. Mr. Sullivan joined Sovereign in June of 2000, serving as Managing Director of Commercial Lending and as CEO — New England, with responsibility for all commercial and community banking activities within those regions. Prior to joining Sovereign, Mr. Sullivan was President and Chief Executive Officer of Howard Bank in Burlington, Vermont. Mr. Sullivan brings extensive knowledge to the Board concerning the banking industry nationally and in Massachusetts, as well as day-to-day management and oversight of a highly successful banking operation.

Robert B. Trask is a private investor and a certified public accountant who was, prior to his retirement in 2005, the Chief Executive Officer and President of Country Curtains of Stockbridge, Massachusetts. Mr. Trask began working for Country Curtains in 1981. He became President in 1989 and was appointed Chief Executive Officer in 2002. He became a certified public accountant in 1971. As a certified public accountant, Mr. Trask provides knowledge and experience to the Board in areas such as financial statement preparation and reporting and serves as the Company’s Audit Committee Chair and Financial Expert. Mr. Trask has served as a director of the Company since 2005 and a director of the Bank since 1997.

Directors Continuing in Office

The following directors have terms ending in 2011:

J. Williar Dunlaevy is the Chief Executive Officer and Chairman of the Board of Legacy Bancorp and Legacy Banks. He has served in this capacity for Legacy Bancorp and Legacy Bank and for the predecessor of Legacy Bancorp since 1996. At the bank level he has served in this capacity since 1996 when the Bank’s name was City Savings Bank. The Bank changed its name to Legacy Banks in 2002 when Lenox Savings Bank merged into City Savings Bank. He has worked for Legacy Banks or its predecessors since 1969. Mr. Dunlaevy’s extensive banking experience and knowledge of local markets enhances the breadth of experience of the Board. Mr. Dunlaevy has served as a director of the Company since 2005 and as a director of the Bank since 1981.

David L. Klausmeyer is retired as a consultant and as a former Chief Executive Officer of Ivy Companies of Pittsfield, Massachusetts, a position he held from 1996 through 1997. He was also former President and Chief Executive Officer of Mead Specialty Paper, Lee, Massachusetts from 1982 to 1994. Mr. Klausmeyer also serves as a director of the Berkshire Life Insurance Company of America. Mr. Klausmeyer provides the Board with knowledge and understanding of the Berkshire County marketplace and has strong ties to the local community. Mr. Klausmeyer has served as a director of the Company since 2005 and as a director of the Bank since 1997.

Anne W. Pasko is retired from and formerly the owner of Pasko Frame & Gifts in Pittsfield, Massachusetts. She owned and operated Pasko Frame & Gifts since 1981, and retired in 2003. Ms. Pasko provides the Board with the experience and the perspective of a successful business owner in our markets. Ms. Pasko has been a director of the Company since 2005 and a director of the Bank since 1990.

The following directors have terms ending in 2012:

Eugene A. Dellea has served as the President of Fairview Hospital since 1999 and of the Hillcrest Campus of Berkshire Medical Center in Pittsfield, Massachusetts since 1981. Both of these entities are subsidiaries of Berkshire Health Systems. Mr. Dellea also serves as President of Berkshire Community College Foundation, the Hillcrest Foundation, and as a director of Hillcrest Education Center. Mr. Dellea is a prominent executive in Berkshire County and has strong ties to the local community. Mr. Dellea has served as a director of the Company since 2005 and as a director of the Bank since 1980.

Dorothy B. Winsor is the former owner and general manager of Eastover Resort, LLC, in Lenox, Massachusetts. She held various positions with this business since 1965 and owned the business from 1983 until 2010. Ms. Winsor provides the Board with the experience and the perspective of a successful business owner in our markets. Ms. Winsor has served as a director of the Company since 2005 and a director of the Bank since 1989.

The Company’s executive officers named in the Summary Compensation Table who do not serve on the Board of Directors are:

Steven F. Pierce is the Company’s Executive Vice President and Chief Lending Officer. Mr. Pierce has 35 years of banking experience, having joined City Savings Bank in 1973. Since 1973, Mr. Pierce has held various management positions at the Company and the Bank, including overseeing consumer and residential mortgage lending as well as commercial lending.

Richard M. Sullivan serves as the Company’s Senior Vice President and division executive of Legacy Real Estate Finance, the Bank’s national commercial real estate finance group. Mr. Sullivan also serves as President and a director of The Legacy Banks Foundation. Mr. Sullivan joined the Bank in 2001 as Vice President.

Paul H. Bruce is the Company’s Senior Vice President, Chief Financial Officer and Investor Relations Officer. Mr. Bruce joined the Bank in 2001, bringing over eight years of public accounting experience. Mr. Bruce manages the Finance and Accounting departments of the Bank and the Bank’s Asset & Liability Committee.

Kimberly A. Mathews serves as the Company’s Senior Vice President, General Counsel and Secretary. The majority of Ms. Mathews’ professional experience has been in Berkshire County, coming to the Company in 2006 as Vice President, General Counsel from Developer Finance Corporation where she served in a similar capacity since 2001.

The following table provides information about the shares of Company common stock that may be considered to be owned by each director or nominee for director of the Company, by the executive officers named in the Summary Compensation Table and by all directors, nominees for director and executive officers of the Company as a group as of March 22, 2010. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

		Director	Shares of
		of the	Common Stock
Name of Director		Company	Beneficially	Ownership
or Executive Officer	Age(1)	Since	Owned(2)	Percentage(3)

NOMINEES:
Barton D. Raser(4)(7)	45	N/A	37,420	*
Robert B. Trask(4)(7)	63	2005	54,440	*
Patrick J. Sullivan	53	N/A	10,000	*
CONTINUING DIRECTORS:
J. Williar Dunlaevy(5)(6)	63	2005	257,794	2.96%
David L. Klausmeyer(4)	70	2005	45,977	*
Eugene A. Dellea(4)	73	2005	48,920	*
Anne W. Pasko(4)	66	2005	31,920	*
Dorothy B. Winsor(4)	69	2005	28,920	*
NAMED EXECUTIVE OFFICERS (WHO ARE NOT DIRECTORS)
Steven F. Pierce(5)(8)	58	N/A	101,639	*
Executive Vice President of the Company and the Bank
Richard M. Sullivan(5)(9)	59	N/A	96,576	*
Senior Vice President of the Company and the Bank
Paul H. Bruce(5)(10)	45	N/A	42,228	*
Senior Vice President, Treasurer and Chief Financial Officer of the Company and the Bank
Kimberly A. Mathews(11)	38	N/A	10,507	*
Senior Vice President, General Counsel and Corporate Secretary of the Company and the Bank
Stock Ownership of all Directors and Executive Officers as a Group (13 persons)(12)			811,621	9.30%

*	Less than 1%

(1)	Age as of December 31, 2009.

(2)	“Shares of Common Stock Beneficially Owned” include shares held directly or indirectly, including (a) shares held in joint tenancy or tenancy in common, (b) shares allocated to the account of the individual through deferred compensation or employee benefit plans of the Company or Bank, and (c) shares such person or group of people have the right to acquire by March 22, 2010 by exercise of vested stock options. Each person whose shares are included herein is deemed to have sole or shared voting and investment power as to the shares reported, except as otherwise indicated.

(3)	Based on 8,722,512 shares outstanding at March 22, 2010.

(4)	Includes 9,100 restricted shares awarded on November 29, 2006 and 1,200 restricted shares awarded on December 9, 2009 to each non-employee director under the Legacy Bancorp Inc. 2006 Equity Incentive Plan. The awards will vest at a rate of 20% per year commencing January 1, 2008 in connection with the November 2006 awards, and 20% per year commencing January 1, 2011 in connection with the December 2009 awards. Also includes 13,620 shares which are subject to currently exercisable options.

(5)	Includes 94,800; 28,900; 20,600 and 8,200 restricted shares awarded to Messrs. Dunlaevy, Pierce, Sullivan and Bruce respectively on November 29, 2006 under the Legacy Bancorp Inc. 2006 Equity Incentive Plan. The awards will vest at a rate of 20% per year commencing January 1, 2008. Also includes 2,000 restricted awarded to Mr. Dunlaevy on March 4, 2008 that vest at the rate of 20% per year commencing January 1, 2009.

(6)	Includes 15,000 shares held by spouse, 10,118 shares held in the 401(k) Plan, 8,328 shares held in the ESOP, and 128,480 shares which are subject to currently exercisable options.

(7)	Includes 10,000 shares held by spouse.

(8)	Includes 10,074 shares held in the 401(k) Plan, 7,839 shares held in the ESOP, and 45,496 shares which are subject to currently exercisable options,

(9)	Includes 8,901 shares held in the 401(k) Plan, 8,009 shares held in the ESOP, and 45,740 shares which are subject to currently exercisable options.

(10)	Includes 60 shares held jointly with spouse, 5,026 shares held in the 401(k) Plan, 5,363 shares held in the ESOP, and 25,376 shares which are subject to currently exercisable options.

(11)	Includes 1,000 restricted shares awarded on December 14, 2007 and 1,000 restricted shares awarded on December 9, 2009 under the Legacy Bancorp, Inc. 2006 Equity Incentive Plan, 287 shares held in the 401(k) Plan, 2,955 shares held in the ESOP and 4,862 shares which are subject to currently exercisable options.

(12)	Includes 45,280 shares held by a director who will retire from the Board of Directors upon the termination of his current term at the Company’s May 12, 2010 Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 2009.

Corporate Governance

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Code of Conduct

The Company has adopted a Code of Conduct that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, including corporate opportunities for personal gain, avoid illegal or unethical compensation, employment or other business affiliations, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interests. In addition, the Code of Conduct prohibits disclosure of confidential information and insider trading. Under the terms of the Code of Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. A copy of the Code of Conduct can be found on the Company’s website (www.legacybanks.com).

As a mechanism to encourage compliance with the Code of Conduct, the Company has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls and auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports in good faith actual or apparent violations of the Code of Conduct.

Meetings of the Board of Directors and Board Committees

The Board of Directors of the Company and the Bank conduct business through meetings and the activities of the Boards and their committees. During the fiscal year ended December 31, 2009, the Company’s Board of Directors held 10 meetings. All Directors of the Company attended at least 75% of the total number of the Board meetings and the committee meetings held on which such Directors served during the fiscal year ended December 31, 2009. The Board of Directors of the Company maintains an Audit Committee, a Compensation Committee and a Governance and Nominating Committee.

AUDIT COMMITTEE.  The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee acts under a written Charter adopted and reviewed at least annually by the Board of Directors. The Audit Committee consists of Gary A. Lopenzina, Anne W. Pasko and Robert B. Trask, with Mr. Trask serving as Chair.

The Audit Committee’s responsibilities include overseeing and reviewing our accounting, financial reporting and internal control processes, the audits of our financial statements, our relationship with our independent registered public accounting firm, and our compliance with legal matters that have a significant impact on our financial reports. The Audit Committee has the sole authority to appoint or replace such public accountants and to pre-approve all audit and permitted non-audit services performed by them and the fees and terms of each such engagement. The Audit Committee operates according to an Audit Committee Charter which sets forth more specific functions and responsibilities of the Audit Committee. The Board of Legacy Bancorp has determined that all members of this committee satisfy the independence requirements under current Securities and Exchange Commission rules and NASDAQ listing requirements. The Board has also determined that Mr. Trask qualifies as a financial expert in accordance with these rules and listing requirements. The Audit Committee met six times during 2009. The formal report of the Audit Committee with respect to the year 2009 is shown later in this proxy statement. The Audit Committee Charter is available on the Company’s website at www.legacybanks.com.

COMPENSATION COMMITTEE.  The Compensation Committee consists of Eugene A. Dellea, David L. Klausmeyer and Robert B. Trask, with Mr. Klausmeyer serving as Chair. The Compensation Committee met eight times during 2009. The Compensation Committee’s responsibilities include conducting the evaluation of the performance and approving the compensation of our Chief Executive Officer. It also approves the compensation of such other officers above the level of Vice President as identified by the Committee, preparing an annual report for inclusion in our proxy statement, and overseeing our compensation and benefit plans. The Compensation Committee approves the compensation philosophy and objectives of the Company and the Bank and reviews all compensation components of the Company’s Chief Executive Officer and other executives, including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites. In addition to reviewing competitive market values, the Compensation Committee examines total compensation mix, the pay-for-performance relationship and how elements in the aggregate comprise the executive’s total compensation package. Decisions of the Compensation Committee with respect to compensation of executive officers are approved by the full Board of Directors. The Board has determined that all members of this committee satisfy the independence requirements under current Securities and Exchange Commission rules and NASDAQ listing requirements. The Compensation Committee operates according to a Compensation Committee Charter which sets forth more specific functions and responsibilities of the Compensation Committee. The Compensation Committee Charter is available on the Company’s website at www.legacybanks.com. See “Compensation Discussion and Analysis” for more information regarding the role of Compensation Committee, management and compensation consultants in determining and/or recommending the amount or form of executive compensation. The report of the Compensation Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. Please refer to the “Compensation Committee Report.”

GOVERNANCE AND NOMINATING COMMITTEE.  The Governance and Nominating Committee consists of Anne W. Pasko, Dorothy B. Winsor and David L. Klausmeyer, with Ms. Pasko serving as Chair. The Governance and Nominating Committee met eight times during 2009. The Governance and Nominating Committee’s responsibilities include identifying individuals qualified to become Board members and recommending Board nominees for each annual meeting of stockholders, recommending director nominees for each Board committee, reviewing and recommending to the Board any proposed changes in the Company’s governance guidelines, and overseeing annual self-assessment evaluations of Board performance and reporting such assessments annually to the Board. With respect to Board vacancies, the Governance and Nominating Committee identifies the personal characteristics, skills and abilities needed to assure that the Board will provide proper governance and strategic direction and reviews the resumes of each nominee, conducts interviews with the nominees meeting the desired set of qualifications and evaluates the nominee(s) in relationship to the needs of the Company and the Board.

The Board has determined that all members of this Committee satisfy the independence requirements under current Securities and Exchange Commission rules and NASDAQ Listing requirements. The Governance and Nominating Committee operates according to a Governance and Nominating Committee Charter which sets forth more specific functions and responsibilities of the Governance and Nominating Committee. The Governance and Nominating Committee charter is available via the Company’s website at www.legacybanks.com.

The Board may also establish other committees from time to time to assist in the discharge of its duties. The procedures of the Governance and Nominating Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement. See “Governance and Nominating Committee Procedures.”

Attendance at the Annual Meeting

The Board encourages each director to attend annual meetings of stockholders. All Directors of the Company attended the prior year’s annual meeting of stockholders.

Company Leadership Structure

The Board believes that its current governance structure provides independent board leadership and engagement while deriving the benefit of also having our Chief Executive Officer serve as Chairman of the Board. As the individual with primary responsibility for managing the Company’s day-to-day operations, Mr. Dunlaevy is well-positioned to chair regular Board meetings as we discuss key business and strategic issues. All of our non-employee directors are considered “independent” under NASDAQ rules and are actively engaged in shaping the Board’s agenda and the Company’s strategy. Coupled with an independent Lead Director, this combined structure provides independent oversight while avoiding unnecessary confusion regarding the Board’s oversight responsibilities and the day-to-day management of business operations. The role of the Lead Director is to aid and assist the Chairman and the remainder of the Board in assuring effective corporate governance in managing the affairs of the Board and the Company. Additionally, the Lead Director presides at executive sessions of the non-employee directors. Executive sessions are held as part of each regularly scheduled meeting of the Board.

Relationship Between Compensation and Risk

The Company regularly reviews our compensation practices in an effort to appropriately balance short- and long-term incentives and to ensure that our compensation policies and practices are consistent with effective risk management. We believe that our current disciplined practices reflect responsible compensation, effective risk management and accountability to stockholders. Our Compensation Committee adheres to prudent practices that are designed to reward long-term performance and are aimed at aligning employee and stockholder interests. The Compensation Committee considers elements of the Company’s organizational structure, management practices and compensation programs that would discourage unnecessary or excessive risk-taking. The Company’s long-term incentive awards are intended to promote accomplishment of our financial objectives over the long-term without taking undue amounts of operating risk. We will continue to monitor our executive compensation program to ensure that it continues to align the interest of our executives with those of our long-term stockholders while avoiding unnecessary or excessive risk.

The Role of the Board in the Company’s Risk Management Process

The Audit Committee of the Board oversees the Company’s risk management functions and processes. It conducts its duties consistent with a written charter, assists our Board in fulfilling its responsibilities for overseeing the major risks inherent to the Company’s business, including credit risk, market risk, reputation risk, operational risk and regulatory risk. The Audit Committee assists the Board in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (ii) the performance of the internal audit function; (iii) the annual independent audit of the Company’s financial statements and internal control over financial reporting, the engagement of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications, independence and performance; (iv) policy standards and guidelines for risk assessment and risk management; (v) compliance by the Company with legal and regulatory requirements, including disclosure controls and procedures; and (vi) the fulfillment of the other responsibilities set forth in its charter, as adopted by the Board.

Risk is an integral part of the Board and committee discussions and deliberations throughout the year. The Audit Committee and the Board annually review assessments of the primary operational and regulatory risks facing the Company, their relative magnitude and management’s plan for mitigating these risks. In addition, the Board discusses risks related to the Company’s business strategy at the annual strategic planning meeting and at other meetings as appropriate.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Purpose, Philosophy and Process

This section provides (i) a description of the structure and function of the Compensation Committee of our Board of Directors, (ii) a description of the objectives of compensation program for executive officers named on the Summary Compensation Table below (our “executive officers”), (iii) a discussion of the design of our executive officer compensation program and (iv) a discussion of each material element of our executive officer compensation program and our rationale for choosing to make the payments listed in the tables following this section.

The Compensation Committee’s executive compensation philosophy is that each executive officer’s total compensation, including base salary, short-term incentives, long-term equity incentives, benefits and perquisites should be within market competitive ranges and should be balanced to motivate attainment of short-term and long-term Company strategic objectives and individual objectives. The Compensation Committee believes that each executive officer’s base salary should reflect the officer’s role, responsibility, experience, performance and contribution to the success of the Company. Our Compensation Committee considers “competitive” in connection with base salaries to mean within 15% above or below the market median of our custom proxy peer group (see “Use of Compensation Survey”). The Compensation Committee’s short-term and long-term incentive compensation programs are designed to drive performance, ownership and alignment with the interests of our stockholders.

Corporate Governance

Compensation Committee

Our Compensation Committee is responsible for administering our executive officer compensation program. The Compensation Committee determines salary levels and amounts of incentive compensation for executive officers, administers our 2006 Equity Incentive Plan, including approval of grants to executive officers and non-employee directors, and periodically reviews and approves all compensation decisions and programs relating to our executive officers. The Compensation Committee approves the compensation philosophy and objectives of the Company and the Bank and reviews all compensation components of the Company’s Chief Executive Officer and other executive officers, including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites. In addition to reviewing competitive market values, the Compensation Committee examines total compensation mix, the pay-for-performance relationship and how elements in the aggregate comprise the executive’s total compensation package. The Compensation Committee is composed entirely of independent non-employee directors. The members of the Compensation Committee for fiscal 2009 were David L. Klausmeyer (Chairman), Eugene A. Dellea and Robert B. Trask.

Compensation Committee Charter

The Compensation Committee’s Charter reflects the Committee’s responsibilities described above. The Charter is reviewed at least annually by the Compensation Committee and the Board of Directors. The text of the current charter can be found at www.legacybanks.com.

Compensation Consultant/Role of Management

The Compensation Committee has authority under its charter to engage the services of independent third party experts to assist it in reviewing and determining executive officer compensation. Pursuant to this authority, the Compensation Committee engaged Pearl Meyer & Partners in 2009 to conduct comparative studies of our compensation for executive officers and members of our Board of Directors, and related to benchmarking chief executive officer compensation in connection with the Governance and Nominating Committee search process. The Compensation Committee also engaged the law firm of Luse Gorman Pomerenk & Schick, P.C. to review the Company’s employment agreements and change in control agreements and to negotiate the employment agreement for Mr. Patrick J. Sullivan, who will become the Company’s President and the President and Chief Executive Officer of the Bank, effective April 1, 2010.

Company management and outside advisors are invited to Compensation Committee meetings to provide their views on compensation matters. Company management participates in the process of determining senior officer compensation by making recommendations to the Compensation Committee as requested by the Committee regarding base salary adjustments, incentive plan awards and equity plan awards. Annually the Compensation Committee uses a survey of the Board of Directors to aid in its evaluation of Mr. Dunlaevy’s performance. In addition, Mr. Dunlaevy provides a self-assessment of his performance to the Compensation Committee but does not participate in decisions relating to his compensation. The Compensation Committee makes a recommendation concerning Mr. Dunlaevy’s salary to the Board of Directors and the Board of Directors approves Mr. Dunlaevy’s salary.

Compensation Committee Activities in 2009

The Compensation Committee met eight times during the fiscal year ended December 31, 2009. The Company took several actions during fiscal 2009 to further adjust our executive officer compensation program to correspond to our status as a publicly traded stock institution and to create alignment with the interests of our stockholders. The Compensation Committee’s overall principle guiding executive compensation is to provide the Company’s executives with a competitive, performance-based compensation package to motivate and reward the attainment of the Company’s strategic goals, including financial and stockholder performance. As a result, the Compensation Committee considers not only the Company’s performance, but the individual executive’s attainment of both annual and long-term goals and objectives and pay-mix in determining each executive’s individual compensation package. The Compensation Committee believes that a portion of the executive’s total compensation should be at risk based on performance in order to motivate and reward executives to achieve the Company’s strategic goals.

Among other actions taken in 2009, the Compensation Committee engaged Pearl Meyer & Partners as compensation consultant to assess the competitiveness of its executive and Board total compensation program and to provide competitive guidelines for programs going forward. The compensation consultant also provided services related to chief executive officer salary benchmarking in connection with our Governance and Nominating Committee search process. The Compensation Committee reviewed executive salaries, performance and competitive market values in March 2009, and made base salary adjustment recommendations, including increases of 2.19% for Mr. Dunlaevy, 2.56% for Mr. Richard Sullivan, 1.73% for Mr. Pierce, 1.82% for Mr. Bruce and 5.26% for Ms. Mathews. Mr. Dunlaevy, however, declined the salary increase and his 2009 base salary remained at $365,000. The Committee also reviewed the Company’s Board and Board committee compensation structure and determined to make changes effective January 1, 2010. These actions are further described below under “Director Compensation.”

In recognition of the Compensation Committee’s “pay-for-performance” philosophy and in order to create alignment with the interests of our stockholders, the Compensation Committee determined that no payouts would be made under our Performance Incentive Plan for 2009 due to shortcomings in four of the financial metrics measured: Net Income, Earnings Per Share, Efficiency Ratio and Net Interest Margin. Due to the Compensation Committee’s desire to have the Performance Incentive Plan drive exceptional performance, the Compensation Committee and management spent considerable time in 2009 reviewing and discussing the effectiveness of the Performance Incentive Plan.

Upon the recommendation of the Compensation Committee, the Board on October 19, 2009 elected not to renew the Amended and Restated Employment Agreements dated as of November 20, 2008 by and between the Company, the Bank and Messrs. Pierce and Richard Sullivan. The employment agreements for Messrs. Pierce and Sullivan remain in place until November 20, 2010. The Compensation Committee determined that limiting employment agreements for the Chief Executive Officer position is a best corporate governance practice, which is in the best interests of the Company and its stockholders.

Objectives of Our Compensation Programs

The Company has the following objectives for its executive officer compensation program:

•	Attract, retain, motivate and reward highly qualified and productive executives by providing overall compensation that is competitive with other institutions with which we compete for executive talent;

•	Motivate each individual to perform, to the best of his or her ability, in order to achieve targeted goals for the individual and the Company;

•	Improve Company performance, balancing risk-taking with fundamental concepts of safety and soundness;

•	Establish compensation levels that provide the greatest potential rewards for positions of greatest responsibility within a framework that is internally equitable;

•	Promote the long-term increase in the value of the Company by providing a portion of compensation in the form of Company common stock that vests over a period of years; and

•	Analyze compensation, taking into account all compensation elements, to determine the appropriate mix of compensation that will drive superior performance and create alignment with the interests of our stockholders.

Compensation Program Design

Cash Compensation

Current cash compensation consists of base salary and short-term incentive plan compensation under our Performance Incentive Plan, which covers executive officers and other Company employees. Our base salary levels for executive officers are intended to be competitive with our peer group to motivate individuals to discharge the responsibilities of their position and to reflect the officer’s role, responsibilities, experience, performance and contribution to the Company’s success. Our Compensation Committee adjusts base salaries of senior officers annually with input from Mr. Dunlaevy. In making these adjustments, our Compensation Committee takes into account individual and Company performance; the total current and potential compensation of a given officer based on review of a “tally-sheet” summary; the levels of compensation paid by institutions that compete with us for executive talent; and the relative level of compensation in comparison to other executive officers and to our employees. The total amount of base salaries paid to the executive officers increased by approximately 4.3% in 2009 over 2008. Three of our executive officers, Messrs. Dunlaevy, Pierce and Richard Sullivan, have employment agreements with us and receive base salaries under those agreements, subject to annual review and adjustments. As noted above, the employment agreements for Messrs. Pierce and Sullivan were not renewed in 2009.

Use of Compensation Survey

The Compensation Committee relies on peer group surveys prepared by its consultant Pearl Meyer & Partners to assess the competitiveness of the Company’s pay practices in the marketplace. The peer group data is used in combination with other supplemental published survey sources reflecting industry data for banks of similar size (national financial institutions with assets between $800 million and $1.25 billion) and for banks in our region, as well as with information relating to individual and Company performance, to help the Compensation Committee make compensation decisions. Pearl Meyer & Partners selected a peer group and benchmarked the Company’s cash compensation (base salary plus annual cash incentive compensation) against this group. The peer group consisted of 18 publicly traded banks of similar asset size and regional location. The public bank peer group consisted of:

United Financial Bancorp, Inc.	New Hampshire Thrift Bancshares, Inc.
First of Long Island Corporation	Patriot National Bancorp, Inc.
Enterprise Bancorp, Inc.	Clifton Savings Bancorp, Inc.
Westfield Financial, Inc.	Wilber Corporation
Center Bancorp, Inc.	SI Financial Group, Inc.
Meridian Interstate Bancorp, Inc.	Chemung Financial Corporation
Roma Financial Corporation	Unity Bancorp, Inc.
Bar Harbor Bankshares	Hingham Institution for Savings
Beacon Federal Bancorp, Inc.	Cape Bancorp, Inc.

Supplemental published industry survey sources also reviewed included the 2008 Pearl Meyer and Partners Banking Compensation Survey Report (Northeast), 2008 Watson Wyatt Financial Institutions Benchmark Survey and 2008 Amalfi Commercial Lending Compensation Survey Report.

Impact of Performance on Cash Compensation

The Company implements our objective of relating pay to individual and Company performance by paying variable performance bonuses under our Performance Incentive Plan. Performance Incentive Plan payouts are based on the level of individual and Company performance measured against strategic criteria in the following four categories: (1) financial performance (core net income, total non-interest income, core efficiency ratio); (2) business and process improvement (core deposit growth, loan growth, revenue per full-time equivalent, and new products/ services and households); (3) employee learning and growth (employee engagement and voluntary turnover); and (4) customer relations (customer satisfaction and growth in number of households using multiple services). Results of this program during 2009 are discussed below under “Cash Incentive Awards.”

In addition to the performance-based compensation paid under our Performance Incentive Plan, we may from time to time make discretionary cash bonus payments to rectify inequities or recognize outstanding performance. No such discretionary cash bonus payments were made in 2009.

Equity Compensation Plan

Our stockholders approved our 2006 Equity Incentive Plan and our Compensation Committee made initial grants under the plan to our executive officers in November of 2006. The plan is intended to promote the continuity of our executive leadership team by imposing lengthy vesting requirements and to enable them to focus on improving the long-term performance of the Company. The plan is also designed to provide management with an equity stake to create alignment with the interests of our stockholders. Each award granted vests over a five year period.

Due to the nature and size of the initial November 2006 awards under the plan and operating results for 2009, limited awards were granted to executive officers in 2009. In December 2009 the Compensation Committee awarded Ms. Mathews 1,000 shares of restricted stock.

Elements of Compensation

Overview

Our executive officer compensation program consists of the following elements: (1) base salary; (2) a performance-based annual cash bonus under our Performance Incentive Plan; (3) awards of stock options and restricted shares of Company common stock under our 2006 Equity Incentive Plan; (4) retirement benefits, including a supplemental benefit plan for our chief executive officer; and (5) perquisites for certain executive officers. The following describes the elements of compensation and provides information on our decisions regarding 2009 compensation.

Cash Incentive Awards

The Company determines cash incentive awards in accordance with the guidelines established by our Compensation Committee. Our Compensation Committee determines officers to whom awards are made and the total potential incentive compensation for each officer under the Performance Incentive Plan. In making these determinations, our Compensation Committee considers the responsibilities and grade classification of each officer; each officer’s performance and anticipated future contributions to the Company; and prevailing market compensation levels for similar positions at other banks as determined by the Pearl Meyer & Partners compensation study. The Compensation Committee also considers recommendations for award levels made by our Chief Executive Officer.

Payouts under our Performance Incentive Plan are determined based on achievement of pre-established fiscal year budget targets for the four categories of strategic criteria described above under “Impact of Performance on Cash Compensation” in comparison to actual results (for financial measures) or goals (for other measures). The Compensation Committee approved 2009 balance scorecard targets at a level it believed to be challenging but achievable during 2009.

The 2009 Performance Incentive Plan metrics were: Net Income, Earnings Per Share, Efficiency Ratio, Net Interest Margin, Core Deposit Growth, Customer Satisfaction and Employee Engagement. Each financial target and non-financial goal was weighted based on the Compensation Committee’s determination of the relative importance of each target and goal to our overall performance. The specific targets differed for each metric and are set forth below as well as actual 2009 results for each metric.:

			Exceptional	Actual 2009
Metric	Threshold	Target	(Maximum)	Results

Net Income	$3,000,000	$3,750,000	$6,000,000	$(8,398,000)
Earnings Per Share	$.38	$.47	$.75	$(1.05)
Efficiency Ratio	84%	80%	68%	84.9%
Net Interest Margin	3.30%	3.4%	3.7%	3.16%
Customer Satisfaction Survey	91%	92%	95%	93.7%
Core Deposit Growth	$20,000,000	$23,000,000	$32,000,000	$42,561,000
Employee Engagement Survey	80.5%	81.5%	84.5%	78.6%

Awards under the plan are based upon actual performance compared to budgeted goals and the officer’s grade within the Company. Potential cash awards can total 10% of base salary for meeting threshold performance to a maximum of 40% of base salary for exceptional performance. The maximum award potential varies for executive officers depending on the position held. The Compensation Committee reviews the Performance Incentive Plan metrics at least annually to ensure they are aligned with the Company’s strategic plan. The Compensation Committee believes that the incentive targets are within competitive market ranges.

As a result of lower 2009 Company performance against financial targets (primarily due to challenging economic conditions, including significant “other than temporarily impaired” charges taken on securities in 2009) and the Compensation Committee’s performance-based compensation philosophy and commitment to creating alignment with the interest of our stockholders, the Compensation Committee decided that no payouts would be made under the Performance Incentive Plan for 2009.

Equity Incentive Awards

Our Compensation Committee may make awards to our executive officers in the form of both shares of restricted stock and stock options. The award levels and vesting schedule are determined based on various factors including performance and responsibilities of individual executives; regulatory requirements governing post-conversion equity grants; the previous history of the Company as a mutual institution and the absence of prior equity compensation; and competitive market information provided by Pearl Meyer & Partners. The Compensation Committee also considers the accounting consequences of the awards to the Company and the different tax consequences to executives and the Company resulting from grants of incentive and non-qualified options and restricted shares. Award details are presented below under the “Stock Award” and “Option Award” columns of the Summary Compensation Table and the Grants of Plan-Based Awards Table.

Benefits

The Company provides individual supplemental life insurance benefits to Mr. Dunlaevy. Additionally all executive officers participate in the benefit plans generally available to our employees, including medical, dental and vision insurance, our 401(k) Plan and Employee Stock Ownership Plan. We also maintain a supplemental executive retirement plan for Mr. Dunlaevy. This plan is intended to promote Mr. Dunlaevy’s continued service by providing a supplement to the executive’s other retirement benefits. The benefit is based on final cash compensation and length of service with the Company.

Perquisites

The Company provided perquisites to certain of our executive officers in the form of use of a Company owned automobile, country club membership and spousal travel when accompanying the executive officer to certain business-related events. The aggregate value of perquisites to any individual officer did not exceed $10,000 in 2009.

Employment Agreements

In November, 2008 the Company and Legacy Banks entered into a new three-year amended and restated employment agreement with Mr. Dunlaevy. The Company and the Bank also entered into new two-year amended and restated employment agreements with Messrs. Pierce and Richard Sullivan in 2008. The agreements amended and restated prior agreements between the Company, the Bank and the executive officers in order to comply with Section 409A of the Internal Revenue Code of 1986 (“Section 409A”) and for certain other purposes. Previously each executive officer was a party to separate agreements with each of the Company and the Bank. The amended and restated agreements are three-party agreements among the Company, the Bank and the executive officers.

The employment agreements provide for an annual base salary, subject to increase, and certain other benefits, and guarantee customary corporate indemnification and insurance coverage under a standard directors’ and officers’ insurance policy. The initial term of the agreement for Mr. Dunlaevy is three years, and the initial term of the agreement with Messrs. Sullivan and Pierce is two years. In each case, the term automatically extends annually on each anniversary date of the agreement for a successive term of three years (for Mr. Dunlaevy) or two years (for Messrs. Sullivan and Pierce), unless notice not to renew is given by either party. The Company and the Bank may terminate the executive’s employment at any time with or without cause, subject to an obligation in certain circumstances to make termination payments provided in the agreement. The agreements also provide certain termination and change in control benefits and payments described below in “Potential Payments Upon Termination.” Following termination of the executive’s employment, the executive must adhere to non-competition and non-disclosure restrictions for a period of time.

These agreements were intended to provide the Company with the continued employment and undivided attention of our executive officers. The agreements provide assurances to executives regarding the continued payment of salary and benefits in the event of involuntary termination or a change in control of the Company.

In October 2009, upon the recommendation of the Compensation Committee, the Board decided not to renew the employment agreements for Messrs. Pierce and Sullivan. The employment agreements remain in place until November 20, 2010.

On February 26, 2010, the Company and the Bank entered into an employment agreement with Patrick J. Sullivan effective April 1, 2010. Mr. Sullivan will become the President of the Company and the Chief Executive Officer and President of the Bank, effective April 1, 2010. Under the terms of Mr. Sullivan’s agreement, he will receive an annual salary of $375,000 or such higher amount as may be determined from time to time by the Compensation Committee. Mr. Sullivan will be eligible for incentive compensation under the Company’s Performance Incentive Plan, with a target bonus payment of 40% of salary. Mr. Sullivan will also be eligible to participate in any and all employee benefit plans generally available to other newly hired officers of the Bank and perquisites generally provided to other executive officers.

The initial term of Mr. Sullivan’s employment agreement begins April 1, 2010 and continues for 36 full calendar months thereafter. Commencing on the first anniversary of the agreement, the term of the agreement is reduced to 24 months. The agreement provides Mr. Sullivan with three years of salary and bonus payment, and medical and dental benefit continuation in the event of termination of employment under certain circumstances, including a change of control (as defined in the agreement) of the Company or the Bank, during the first year of the Agreement, and two years salary and bonus thereafter.

Mr. Sullivan will also receive a one-time payment of $50,000 to cover relocation expenses. Upon his first date of employment, Mr. Sullivan will be granted an inducement stock award equal to 25,000 non-qualified stock options and 10,000 shares of restricted stock that will vest at the rate of 20% per year over a five year period. In addition, the Company will grant Mr. Sullivan up to 40,000 performance shares that will be earned upon the satisfaction of certain performance conditions. Further information regarding the terms and conditions of the inducement stock awards will be provided upon the grant thereof. Mr. Sullivan will not receive any additional compensation for his service as director of the Company or the Bank.

Change in Control Agreements

In October 2008 the Company and the Bank entered into new one-year change in control agreements with Mr. Bruce and Ms. Mathews. The agreements amended and restated prior agreements between the Company, the Bank and the executive officers for the purpose of bringing them in compliance with Section 409A of the Internal Revenue Code and for certain other purposes. Previously each executive officer was a party to separate agreements with each of the Company and the Bank. The agreements provide Mr. Bruce and Ms. Mathews with severance benefits upon termination after a change in control equal to one times the sum of (a) base salary and (b) the highest rate of bonus paid to the executive officer during the two years prior to termination. Upon such termination, the Company and the Bank will continue to provide the executive officer with life insurance coverage and non-taxable medical and dental coverage for twelve months following termination substantially comparable and on substantially the same terms and conditions to the coverage maintained for the executive officer prior to the executive officer’s termination. These agreements provide assurances to executives regarding the continued payment of salary and benefits for a period of time in the event of a change in control of the Company.

Upon the recommendation of the Compensation Committee, the Boards of the Company and the Bank elected in 2009 not to renew change in control agreements with six non-executive level officers. The Boards determined that limiting change in control agreements to the Company’s senior most executives is in the best interests of the Company and its stockholders.

Executive Compensation

Summary Compensation Table

The following table sets forth certain summary information regarding the compensation paid or accrued by the Company to or for the account of the Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers of the Company:

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation		Total
Name and Principal Position	Year(1)	($)	($)	($)(2)	($)(3)	($)(4)	Earnings ($)(5)	($)(6)		($)

J. Williar Dunlaevy,	2009	379,039	—	—	—	—	—	64,063	(7)	443,102
Chairman of the Board and Chief Executive Officer of Legacy Bancorp	2008	361,216	—	28,320	34,510	—	395,173	57,646		876,865
and Legacy Banks(7)	2007	348,600	—	—	—	—	50,699	43,712		443,011
Steven F. Pierce,	2009	194,865	—	—	—	—	—	54,997	(8)	249,862
Executive Vice President of Legacy Bancorp and of Legacy	2008	183,254	—	—	15,776	—	—	41,244		240,274
Banks, Consumer Group(8)	2007	177,100	—	—	—	—	—	26,177		203,277
Richard M. Sullivan,	2009	206,634	—	—	—	—	—	48,015	(9)	254,649
Senior Vice President of Legacy Bancorp and of National Real	2008	194,831	—	—	17,454	—	—	43,778		256,063
Estate Finance for Legacy Banks(9)	2007	186,500	—	—	—	—	—	29,732		216,232
Paul H. Bruce(10)(11)	2009	173,827	—	—	—	—	—	37,432	(10)	211,259
Chief Financial Officer, Senior Vice President and Treasurer of Legacy
Bancorp and Legacy Banks	2008	151,219	—	—	4,756	—	—	37,232		193,207
Kimberly A. Mathews(10)(12)	2009	154,183	—	9,600	—	—	—	23,491	(11)	187,274
Senior Vice President, General Counsel and Corporate Secretary of Legacy Bancorp and Legacy Banks	2008	132,500	—	—	13,500	—	—	20,450		166,450

(1)	Fiscal year-end is December 31.

(2)	Reflects the grant date fair value of restricted stock awards granted to our executive officers under our 2006 Equity Incentive Plan. The grant date fair value of the restricted stock awards has been computed in accordance with the stock based accounting rules under FASB ASC Topic 718 (formerly FAS 123R). A discussion of the assumptions used in calculating the award values may be found at footnote 16 to our consolidated financial statements in our Annual Report on Form 10-K. A grant of 2,000 shares of restricted stock was awarded to Mr. Dunlaevy on March 4, 2008 at a grant date fair value of $14.16. Ms. Mathews received a grant of 1,000 shares of restricted stock on December 9, 2009 at a grant date fair value of $9.60. The 2009 grant to Ms. Mathews and the 2008 grant to Mr. Dunlaevy vests over a five year period commencing January 1, 2009 and continuing each January 1, thereafter.

(3)	Reflects the grant date fair value of stock option awards granted to our executive officers under our 2006 Equity Incentive Plan. The grant date fair value of the restricted stock options has been computed in accordance with the stock based accounting rules under FASB ASC Topic 718 (formerly FAS 123R). A discussion of the assumptions used in calculating the award values may be found at footnote 16 to our consolidated financial statements in our Annual Report on Form 10-K. Option award values reflect option awards in 2008 and 2007 (for Ms. Mathews only), at valuations of $2.90 and $2.85, respectively. In each case, the options vest in five approximately equal annual installments, commencing on January 1, 2009 (for each of the 2007 and 2008 awards) and continuing on each January 1 thereafter until fully vested.

(4)	Awards under the Performance Incentive Plan for performance during 2009, 2008 and 2007, if applicable. No payouts were made for 2009 due to shortcomings in financial performance. Reduced payouts under the Performance Incentive Plan for 2007 paid in March, 2008 took the form of a mix of equity and cash. In December 2009 the Compensation Committee awarded 1,000 shares of restricted stock to Ms. Mathews in recognition of 2009 performance. In March 2008 the Compensation Committee awarded 11,900, 5,440, 6,050, 1,640 and 4,655 stock options to Messrs. Dunlaevy, Pierce, Sullivan, Bruce and Ms. Mathews, respectively, relating to 2007 performance. Mr. Bruce also received a cash award of $5,950 for 2007 performance in March 2008.

(5)	Reflects the actuarial present value of Mr. Dunlaevy’s accumulated benefit under the Legacy Banks Supplemental Executive Retirement Plan decreased by $39,733 in fiscal 2009. The present value of the accumulated benefit obligation was calculated using a 4.75% discount rate in effect as of December 31, 2009, a 4.75% discount rate in effect as of December 31, 2008, and a 5.75% discount rate as of December 31, 2007.

(6)	Excludes perquisites and personal benefits where the total value for an executive officer is less than $10,000.

(7)	Includes Company ESOP contribution of $21,097, Company 401(k) matching contribution of $18,410, Company paid supplemental life insurance premiums of $11,000, Company life insurance contribution of $2,760, Company medical contribution of $10,198 and Company dental contribution of $598 for the year ended December 31, 2009.

(8)	Includes Company ESOP contribution of $21,097, Company 401(k) matching contribution of $22,000, Company life insurance contribution of $1,104, Company medical contribution of $10,198 and Company dental contribution of $598 for the year ended December 31, 2009.

(9)	Includes Company ESOP contribution of $21,097, Company 401(k) matching contribution of $14,057, Company life insurance contribution of $1,656, Company medical contribution of $10,198 and Company dental contribution of $1,007 for the year ended December 31, 2009.

(10)	Mr. Bruce and Ms. Mathews became reportable as Named Executive Officers on January 1, 2008 following the retirements of Michael A. Christopher as President, Chief Operating Officer and Stephen M. Conley as Chief Financial Officer.

(11)	Includes Company ESOP contribution of $16,577, Company 401(k) matching contribution of $8,408, Company life insurance contribution of $1,242, Company medical contribution of $10,198 and Company dental contribution of $1,007 for the year ended December 31, 2009.

(12)	Includes Company ESOP contribution of $13,488, Company 401(k) matching contribution of $8,905, and Company life insurance contribution of $1,098 for the year ended December 31, 2009.

Grants of Plan-Based Awards

The following table sets forth certain information regarding cash incentive plan awards and awards of stock options and restricted stock awards to the executive officers of the Company during the Company’s fiscal year ended December 31, 2009.

						All Other
						Option	Exercise
					All Other	Awards:	or Base	Grant Date
		Estimated Potential Payouts Under			Stock Awards:	Number of	Price of	Fair Value
		Non-Equity Incentive Plan Awards(1)			Number of	Securities	Option	of Stock
	Grant	Threshold	Target	Maximum	Shares of Stock	Underlying	Awards	and Option
Name	Date	($)	($)	($)	or Units (#)	Options (#)	($/Sh)	Awards ($)(2)

J. Williar Dunlaevy	—	36,500	91,250	146,000	—	—	—	—
Steven F. Pierce	—	18,830	37,660	56,490	—	—	—	—
Richard M. Sullivan	—	20,000	40,000	60,000	—	—	—	—
Paul H. Bruce	—	16,800	33,600	50,400	—	—	—	—
Kimberly A. Mathews	—	15,000	30,000	45,000	—	—	—	—
	December 9	—	—	—	1,000	—	—	9,680

(1)	Due to lower 2009 Company financial performance against financial targets, no payouts were made under the Performance Incentive Plan for 2009.

(2)	Grant date fair value computed in accordance with generally accepted accounting principles.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding stock options and stock awards held by the executive officers of the Company at December 31, 2009:

									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market
			Incentive					Awards:	or Payout
			Plan					Number of	Value of
			Awards:				Market	Unearned	Unearned
	Number of	Number of	Number of			Number of	Value of	Shares,	Shares,
	Securities	Securities	Securities			Shares or	Shares	Units or	Units or
	Underlying	Underlying	Underlying			Units of	or Units of	Others	Others
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Right That	Rights That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable(1)	Options (#)	Price ($)	Date	Vested (#)(2)	Vested ($)(3)	Vested (#)	Vested (#)

J. Williar Dunlaevy	82,480	123,720	—	16.03	Nov. 29, 2016	58,880	580,557	—	—
	2,380	9,520	—	14.16	March 4, 2018			—	—
Steven F. Pierce	28,880	43,320	—	16.03	Nov. 29, 2016	17,340	170,972	—	—
	1,088	4,352	—	14.16	March 4, 2018			—	—
Richard M. Sullivan	28,880	43,320	—	16.03	Nov. 29, 2016	12,360	121,870	—	—
	1,210	4,840	—	14.16	March 4, 2018			—	—
Paul H. Bruce	16,480	24,720	—	16.03	Nov. 29, 2016	4,920	48,511	—	—
	328	1,312	—	14.16	March 4, 2018			—	—
Kimberly A. Mathews	1,500	6,000	—	12.91	Dec. 14, 2017	1,800	17,748	—	—
	931	3,724	—	14.16	March 4, 2018			—	—

(1)	Options vest over a five year vesting period, with 20% vesting annually, subject to the executive’s continued service on the relevant vesting dates.

(2)	Shares of restricted Company stock vest over a five year vesting period, subject to the executive’s continued service on the relevant vesting dates.

(3)	Based on $9.86 closing price on 12/31/09.

Option Exercises and Stock Vested for the Fiscal Year

The following table provides information concerning stock option exercises and the vesting of stock awards for each named executive officer, on an aggregate basis, during 2009.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	On Exercise	Acquired on Vesting	On Vesting
Name	(#)	($)	(#)	($)

J. Williar Dunlaevy	—	—	19,360	206,765
Steven F. Pierce	—	—	5,780	61,730
Richard M. Sullivan	—	—	4,120	44,002
Paul H. Bruce	—	—	1,640	17,515
Kimberly A. Mathews	—	—	200	2,136

Pension Benefits

The following table sets forth certain information regarding pension benefits to the executive officers of the Company during the Company’s fiscal year ended December 31, 2009:

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
Name	Plan Name	Service (#)	Benefit ($)	Fiscal Year ($)

J. Williar Dunlaevy	Supplemental Executive	6	1,589,371 (1)	—
Retirement Agreement

(1)	Accumulated benefit obligation calculated using a discount rate of 4.75% for December 31, 2009.

Supplemental Executive Retirement Plan

Mr. Dunlaevy is entitled to retirement benefits pursuant to the terms of a Supplemental Executive Retirement Plan with Legacy Banks, referred to herein as a “SERP.” Under the terms of his SERP, Mr. Dunlaevy is entitled to a retirement benefit payable in a lump sum payment at termination of employment at or after age 58. The lump sum payment is the actuarial equivalent of monthly installments for a period of 20 years, equal to 70.0% of his average annual base salary and bonus (excluding elective deferrals) during the three calendar years for which his base salary and bonus were the highest, reduced by his annual annuity retirement benefit from Legacy Banks’ contributions to his 401(k) plan, annual retirement benefit from the SBERA Pension Plan, and one-half his annual social security benefit. Mr. Dunlaevy is entitled to a reduced benefit upon retirement prior to age 65 (but after age 58).

Potential Payments Upon Termination or Change in Control

The following describes the provisions of contracts, agreements or plans (other than plans available generally to salaried employees that do not discriminate in favor of executive officers) which provide for payments to executive officers at, following or in connection with termination of employment or a change in control of the Company.

Employment Agreements — Involuntary or Constructive Termination

The employment agreements of each of Messrs. Dunlaevy, Pierce and Richard Sullivan entitle the executive to a severance payment in the event his employment is terminated by Legacy Bancorp or Legacy Banks upon an “event of termination.” An “event of termination” is (i) an involuntary termination other than a termination for “cause” or in connection with a change in control, or (ii) executive’s resignation following (A) certain material changes in the executive’s duties or position, (B) relocation of executive’s principal place of employment by more than 25 miles, (C) liquidation or dissolution of Legacy Bancorp or Legacy Banks, (D) material reduction in benefits or perquisites provided to the executive, or (E) a breach of the employment agreement by the employer. Termination for “cause” means termination because of the executive’s personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of law, a violation of the Company’s code of conduct or a final cease-and-desist order or material breach of the employment agreement.

The severance payment provided under the employment agreement for Mr. Dunlaevy would be equal to three times the sum of (i) his base salary and (ii) the average of the highest rate of bonus paid to him during three of the five years prior to termination. The severance payment provided under the employment agreements for Messrs. Pierce and Richard Sullivan would be equal to two times the sum of (i) the executive’s base salary and (ii) the average of the highest rate of bonus paid to him during three of the five years prior to termination. Additionally, the executive officers would receive the intrinsic value of unvested stock options or restricted stock awards held by the executive as of the termination date and continued payment of the employer co-payment on life insurance and non-taxable medical and dental coverage (three years for Mr. Dunlaevy and two years each for Messrs. Pierce and Richard Sullivan). Award agreements granted under our 2006 Equity Incentive Plan provide that participant’s rights under the awards are limited to the award’s intrinsic value, which for options is the difference between the fair market value of the underlying stock and the exercise price and for restricted stock is the fair market value of the shares, and that participants have no claim based on the value of such awards for financial accounting purposes.

Employment Agreements — Involuntary or Constructive Termination Following Change in Control

The employment agreements for each of Messrs. Dunlaevy, Pierce and Richard Sullivan provide for certain payments if the officer’s employment is terminated following a “change in control” due to (i) the executive’s dismissal or (ii) the executive’s voluntary resignation following any demotion, loss of title, office or significant authority or responsibility, reduction in compensation or benefits or relocation of principal place of employment by more than 25 miles, unless such termination is due to death or for cause, as defined in the agreement.

A “change in control” means a change in control of Legacy Bancorp or Legacy Banks involving, (a) a merger or consolidation with another corporation, or a merger of another corporation into the Company or the Bank, resulting in less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is being held by persons who were stockholders of the Company immediately before the merger or consolidation; (b) an event reportable on Schedule 13D or 13G or another form or schedule required under Sections 13(d), 13(g) or 14(d) of the Securities Exchange Act of 1934, which schedule discloses that the filing person or persons acting in concert has, or have become, the beneficial owner of 25% or more of a class of the Company’s voting securities; (c) during any period of two consecutive years, individuals who constitute the Company’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s Board; or (d) the Company sells to a third party all, or substantially all, of its assets.

If the change in control benefit is triggered, the officer is entitled to a benefit equal to the greater of (A) three times the executive’s average annual compensation (for Mr. Dunlaevy) or two times the executive’s annual compensation (for Messrs. Richard Sullivan and Pierce) paid in the five fiscal years preceding the termination or (B) base salary and bonuses that would have been paid for the remaining term of the agreement (which, as of December 31, 2009, is approximately 34 months for Mr. Dunlaevy and 11 months for Messrs. Sullivan and Pierce) plus the intrinsic value of unvested stock options or restricted stock awards held by the executive as of the termination date and all benefits, including health insurance, that would have been provided for the remaining term of the agreement. In addition, the Bank will provide at no cost to the executive, life insurance and non-taxable medical and dental coverage substantially comparable to the coverage maintained for the executive prior to termination for three years (for Mr. Dunlaevy) and two years (for Messrs. Sullivan and Pierce) following termination and payment.

Employment Agreements — Parachute Excise Tax Gross Up

In the event payments are made under the employment agreements upon a “change in control,” Mr. Dunlaevy would also be entitled to receive an additional tax indemnification payment if such payments triggered liability under Sections 280G and 4999 of the Internal Revenue Code as an excise tax constituting “excess parachute payments.” Under applicable law, the excise tax is triggered by change in control-related payments that equal or exceed three times the executive’s average annual compensation over the five calendar years preceding the change in control. The excise tax equals 20% of the amount of the payment in excess of one times the executive’s average compensation over the preceding five calendar year period.

Change in Control Agreements

The change in control agreements for Mr. Bruce and Ms. Mathews provide the covered executives with severance benefits upon termination after a change in control as defined in the agreements equal to one times the sum of (a) base salary and (b) the highest rate of bonus paid to the executive officer during the two years prior to termination. Upon such termination, the Company and the Bank will continue to provide the executive officer with life insurance coverage and non-taxable medical and dental coverage substantially comparable, and on substantially the same terms and conditions) to the coverage maintained for the executive officer prior to the executive officer’s severance.

Equity Incentive Plan — Change in Control Grant

In the event of a change in control, the Company’s 2006 Equity Incentive Plan provides that all outstanding options will become fully exercisable and remain exercisable for the duration of their term, and all restricted stock awards will become fully vested. In addition, the plan provides that all stock awards available for grant under the plan will automatically be granted to employees and outside directors who have previously received awards under the plan. Awards will be granted in proportion to awards previously granted. “Change in control” has the same meaning as described above under “Employment Agreements — Involuntary or Constructive Termination Following a Change in Control.”

Supplemental Executive Retirement Plans — Involuntary or Constructive Termination

As described above, Mr. Dunlaevy is entitled to certain retirement benefits under the SERP. Pursuant to the SERP, in the event Mr. Dunlaevy is terminated other than for cause or terminates employment for “good reason,” as such terms are defined in the SERP, or in the event of his death or disability, Mr. Dunlaevy (or his beneficiary, as applicable) will be entitled to receive his vested accrued benefit as if the executive had terminated his employment after having attained age 65.

Summary of Potential Payments Upon Termination

The following tables summarize potential payments to each executive officer listed on the summary compensation table assuming a triggering termination of employment occurred on December 31, 2009, the last business day of our 2009 fiscal year.

	J. Williar Dunlaevy
			Involuntary or
			Constructive
			Termination
	Involuntary or		Following a
	Constructive		Change		Normal
Payments and Benefits	Termination		In Control		Retirement		Death		Disability

Cash Compensation	$1,319,443	(1)	$1,533,756	(4)	$—		$—		$—
Value of Continued Health and Welfare Benefits	40,668	(2)	40,668	(2)	—		10,796	(8)	40,668	(2)
SERP	1,589,371	(3)	1,589,371	(3)	1,589,371	(3)	1,637,052	(3)	1,637,052	(3)
Acceleration of Stock and Option Awards	—		580,557	(5)	—		580,557	(5)	580,557	(5)
Automatic Stock Grant	—		125,833	(6)	—		—		—
280G Tax Gross Up	—		585,765	(7)	—		—		—
Life Insurance	—		—		—		1,600,000	(9)	—

Total	$2,949,482		$4,455,950		$1,589,371		$3,828,405		$2,258,277

(1)	Represents estimated lump sum payment of three times base salary and the average of the highest rate of bonus paid for three of the five years prior to termination plus the intrinsic value of executive’s unvested options and restricted stock awards.

(2)	Approximate lump sum value of continued life, medical and dental coverage for 36 months following termination.

(3)	Represents the approximate lump sum value of the benefit payable under the SERP upon the applicable termination event.

(4)	Represents estimated lump sum payment under the executive’s employment agreement equal to three times the executive’s average annual compensation (as defined in the employment agreement) for the five most recent taxable years.

(5)	Represents the value of accelerated vesting of 58,880 shares of Company stock pursuant to the 2006 Equity Incentive Plan. Stock awards vests on a change in control irrespective of whether employment is terminated. Unvested options accelerate and become vested on a change in control, however, no value is included for such options, which have an exercise price greater than the current fair market value of the shares.

(6)	Represents the value of an automatic change in control award of 12,762 shares of Company common stock under the 2006 Equity Incentive Plan. Award is made without regard to termination of employment.

(7)	Represents the estimated 280G tax gross up payment that would be provided under the executive’s employment agreement.

(8)	Represents medical and dental benefits for executive’s family for one year following his death.

(9)	Represents $1,500,000 death benefit payable under a Savings Bank Life Insurance policy in the event of death prior to age 65. Executive pays premiums on the policy and is reimbursed by the Company. Company reimbursements are listed on the Summary Compensation Table under All Other Compensation. Also represents $100,000 death benefit payable under Bank Owned Life Insurance policy.

Steven F. Pierce
			Involuntary or
			Constructive
			Termination
	Involuntary or		Following a
	Constructive		Change		Normal
Payments and Benefits	Termination		in Control		Retirement	Death		Disability

Cash Compensation	$443,211	(1)	$491,228	(3)	$—	$—		$—
Value of Continued Health and Welfare Benefits	23,800	(2)	23,800	(2)	—	10,796	(6)	23,800	(2)
Acceleration of Stock and Option Awards	—		170,972	(4)	—	170,972	(4)	170,972	(4)
Automatic Stock Grant	—		37,517	(5)	—	—		—
Life Insurance	—		—		—	100,000	(7)	—

Total	$467,011		$723,517		$—	$281,768		$194,772

(1)	Represents estimated lump sum payment of two times base salary and the average of the highest rate of bonus paid for three of the five years prior to termination plus the intrinsic value of executive’s unvested options and restricted stock awards.

(2)	Approximate lump sum value of continued life, medical and dental coverage for 24 months following termination.

(3)	Represents estimated lump sum payment under the executive’s employment agreement equal to two times the executive’s average annual compensation (as defined in the employment agreement) for the five most recent taxable years.

(4)	Represents the value of accelerated vesting of 17,340 shares of Company stock pursuant to the 2006 Equity Incentive Plan. Stock awards vests on a change in control irrespective of whether employment is terminated. Unvested options accelerate and become vested on a change in control, however, no value is included for such options, which have an exercise price greater than the current fair market value of the shares.

(5)	Represents the value of an automatic change in control award of 3,805 shares of Company common stock under the 2006 Equity Incentive Plan. Award is made without regard to termination of employment.

(6)	Represents medical and dental benefits for executive’s family for one year following his death.

(7)	Represents the death benefit payable under a Bank Owned Life Insurance policy.

Richard M. Sullivan
			Involuntary or
			Constructive
			Termination
	Involuntary or		Following a
	Constructive		Change		Normal
Payments and Benefits	Termination		in Control		Retirement	Death		Disability

Cash Compensation	$474,511	(1)	$460,978	(3)	$—	$—		$—
Value of Continued Health and Welfare Benefits	25,722	(2)	25,722	(2)	—	11,205	(6)	25,722	(2)
Acceleration of Stock and Option Awards	—		121,870	(4)	—	121,870	(4)	121,870	(4)
Automatic Stock Grant	—		26,799	(5)	—	—		—
Life Insurance	—		—		—	100,000	(7)	—

Total	$500,233		$635,369		$—	$233,075		$147,592

(1)	Represents estimated lump sum payment of two times base salary and the average of the highest rate of bonus paid for three of the five years prior to termination plus the intrinsic value of executive’s unvested options and restricted stock awards.

(2)	Approximate lump sum value of continued life, medical and dental coverage for 24 months following termination.

(3)	Represents estimated lump sum payment under the executive’s employment agreement equal to two times the executive’s annual average compensation (as defined in the employment agreement) for the five most recent taxable years.

(4)	Represents the value of accelerated vesting of 12,360 shares of Company stock pursuant to the 2006 Equity Incentive Plan. Stock awards vest on a change in control irrespective of whether employment is terminated. Unvested options accelerate and become vested on a change in control, however, no value is included for such options, which have an exercise price greater than the current fair market value of the shares.

(5)	Represents the value of an automatic change in control award of 2,718 shares of Company common stock under the 2006 Equity Incentive Plan. Award is made without regard to termination of employment.

(6)	Represents medical and dental benefits for executive’s family for one year following his death.

(7)	Represents the death benefit under a Bank Owned Life Insurance policy.

Paul H. Bruce
		Involuntary or
		Constructive
		Termination
	Involuntary or	Following a
	Constructive	Change		Normal
Payments and Benefits	Termination	in Control		Retirement	Death		Disability

Cash Compensation	$—	$168,000	(1)	$—	$—		$—
Value of Continued Health and Welfare Benefits	—	12,447	(2)	—	—		—
Acceleration of Stock and Option Awards	—	48,511	(3)	—	48,511	(3)	48,511	(3)
Automatic Stock Grant	—	14,593	(4)	—	—		—
Life Insurance	—	—		—	100,000	(5)	—

Total	$—	$243,551		$—	$148,511		$48,511

(1)	Represents estimated lump sum payment of one times base salary and the highest rate of bonus paid to executive during the two years prior to termination.

(2)	Represents approximate lump sum of continued life, medical and dental coverage for 12 months following termination.

(3)	Represents the value of accelerated vesting of 4,920 shares of Company common stock under the 2006 Equity Incentive Plan. Stock awards vest on a change in control irrespective of whether employment is terminated.

(4)	Represents the value of an automatic change in control award of 1,087 shares of Company common stock under the 2006 Equity Incentive Plan. Award is made without regard to termination of employment. Unvested options accelerate and become vested on a change in control, however, no value is included for such options, which have an exercise price greater than the current fair market value of the shares.

(5)	Represents the death benefit payable under a Bank Owned Life Insurance policy.

Kimberly A. Mathews
		Involuntary or
		Constructive
		Termination
	Involuntary or	Following a
	Constructive	Change		Normal
Payments and Benefits	Termination	in Control		Retirement	Death		Disability

Cash Compensation	$—	$150,000	(1)	$—	$—		$—
Value of Continued Health and Welfare Benefits	—	1,098	(2)	—	—		—
Acceleration of Stock and Option Awards	—	17,748	(3)	—	17,748	(3)	17,748	(3)
Automatic Stock Grant	—	2,672	(4)	—	—		—
Life Insurance	—	—		—	100,000	(5)	—

Total	$—	$171,518		$—	$117,748		$17,748

(1)	Represents estimated lump sum payment of one times base salary and the highest rate of bonus paid to executive during the two years prior to termination.

(2)	Represents approximate lump sum of continued life, medical and dental coverage for 12 months following termination.

(3)	Represents the value of accelerated vesting of 1,800 shares of Company common stock under the 2006 Equity Incentive Plan. Stock awards vests on a change in control irrespective of whether employment is terminated.

(4)	Represents the value of automatic change in control award of 271 shares of Company common stock under the 2006 Equity Incentive Plan. Award is made without regard to termination of employment. Unvested options accelerate and become vested on a change in control, however, no value is included for such options, which have an exercise price greater than the current fair market value of the shares.

(5)	Represents the death benefit payable under a Bank Owned Life Insurance policy.

DIRECTOR COMPENSATION

The following table sets forth certain information regarding compensation earned or paid to the Directors during the Company’s fiscal year ended December 31, 2009:

					Change in
					Pension
					Value and
	Fees Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	($)	Earnings(4)	($)	($)

Eugene A. Dellea	42,200	11,520	—	—	—	—	53,720
Gary A. Lopenzina(5)	34,600	11,520	—	—	—	—	46,120
Robert B. Trask	53,491	11,520	—	—	30,120	—	95,131
David L. Klausmeyer	55,000	11,520	—	—	10,559	—	77,079
Anne W. Pasko	47,736	11,520	—	—	9,844	—	69,100
Dorothy Winsor	40,800	11,520	—	—	549	—	52,869

(1)	Aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

(2)	Reflects the grant date fair value of 1,200 shares of restricted stock granted to each of our directors under our 2006 Equity Incentive Plan on December 9, 2009. The grant date fair value of the restricted stock awards has been computed as $9.60 per share, in accordance with the stock based accounting rules under FASB ASC Topic 718 (formerly FAS 123R). A discussion of the assumptions used in calculating the award values may be found at footnote 16 to our consolidated financial statements in our Annual Report on Form 10-K. At December 31, 2009, each director held 6,660 unvested shares of restricted stock.

(3)	No stock options were awarded to our directors in fiscal 2009. At December 31, 2009, each director held 13,620 unvested stock options and 9,080 vested and unexercised stock options acquired by grant in 2006. The grant date fair value of the stock options awarded in 2009 has been computed as $3.98 per option, in accordance with the stock based accounting rules under FASB ASC Topic 718 (formerly FAS 123R). A discussion of the assumptions used in calculating the award values may be found at footnote 16 to our consolidated financial statements in our Annual Report on Form 10-K.

(4)	Represents the aggregate change in actuarial present value of accumulated benefits under the director fee continuation plan, an actuarial pension plan, from the plan measurement date used for financial statement reporting purposes with respect to the prior completed fiscal year to the plan measurement date used for financial statement reporting purposes with respect to the covered fiscal year. With respect to Directors Dellea and Lopenzina, the actuarial present value of accumulated benefits under the director fee continuation plan decreased by $1,050 and $5,844, respectively.

(5)	Mr. Lopenzina will retire from the Board at the end of his current term at the Annual Meeting on May 12, 2010.

In 2009, members of the Legacy Bancorp Board of Directors received an annual retainer of $5,000 per year. Members of the Audit Committee, Compensation Committee and Governance and Nominating Committee received per meeting fees of $600. Members of the Governance and Nominating and Compensation Committees received an additional retainer of $1,000 and Audit Committee members received an additional annual retainer of $2,000. The Chairs of the Governance and Nominating and Compensation Committees received an additional annual retainer of $3,000 and the Chair of the Audit Committee received an additional annual retainer of $5,000. The presiding director, who presides over quarterly and other executive sessions of the Board of Directors, received an additional $2,000 annually.

In December of 2009, upon recommendation of the Compensation Committee, the Board voted to reduce certain director meeting and committee fees. Effective January 1, 2010, members of the Legacy Bancorp Board of Directors will receive an annual retainer of $3,000 per year. Members of the Compensation Committee and Governance and Nominating Committee will receive per meeting fees of $600 and Audit Committee members will receive per meeting fees of $700. Members of the Governance and Nominating, Compensation and Audit Committees will no longer receive an additional committee retainer. The Chairs of the Governance and Nominating and Compensation Committees will receive an additional annual retainer of $3,000 and the Chair of the Audit Committee will receive an additional annual retainer of $3,500. The presiding director, who presides over quarterly and other executive sessions of the Board of Directors, received an additional $2,000 annually.

Members of the Board of Directors who are employees do not receive directors’ fees. The Legacy Bancorp Board of Directors generally meets immediately prior to or after a Legacy Banks Board of Directors meeting. In such instances, directors do not receive additional fees for attendance at meetings of Legacy Bancorp. Legacy Bancorp directors, all of whom are also Legacy Banks directors, also received an annual retainer of $10,000 as a director of Legacy Banks in 2009. The annual retainer for Legacy Banks directors was reduced to $6,000 effective January 1, 2010.

Legacy Bancorp has established a director fee continuation plan, which provides certain benefits to all eligible non-employee members of the Boards of Directors of Legacy Bancorp and Legacy Banks upon retirement. A director is eligible to receive these benefits (provided that the director was not terminated for cause) if the director has served as a director for three years or more with Legacy Bancorp or Legacy Banks. Service with a corporate predecessor is not included in determining whether this three-year service requirement has been met.

A director who has served on the Board of Directors for at least 15 years (10 years for those who have attained age 70) is entitled to receive an annual payment, commencing upon termination of service and payable for five years, equal to the average total yearly fees for services as a director paid by Legacy Bancorp or Legacy Banks to the director for the three calendar years preceding the year of the director’s retirement. Service with a corporate predecessor is included in determining the amount of the normal retirement benefit. Eligible directors who retire prior to attaining the full 15 (or 10) years of service are entitled to receive a reduced retirement benefit, based upon the director’s number of years of service, payable annually for five years following termination of service.

In the event of a “change in control,” as defined in the directors fee continuation plan, if an eligible director’s service is terminated or if the director is not proposed for reelection within three years following the “change in control,” the director is entitled to receive a full normal retirement benefit (as if he had served as a director for 15 years) as a lump sum upon termination of service. An eligible director who becomes disabled prior to age 70 is also entitled to receive the normal retirement benefit, payable in equal installments over five years and commencing upon termination of service. In addition, upon the death of an eligible director prior to termination of service, the director’s beneficiary is entitled to receive a normal retirement benefit, and upon the death of an eligible director after retirement, the director’s beneficiary is entitled to receive the remainder of any benefit payments to which the director is entitled, with each such benefit payable annually and commencing upon the death of the director.

Compensation Committee Interlocks and Insider Participation

The members of the Legacy Bancorp Compensation Committee are David L. Klausmeyer, Eugene A. Dellea and Robert B Trask. No person now serving as a member of the Compensation Committee is a current or former officer or employee of Legacy Bancorp or Legacy Banks or engaged in certain transactions with Legacy Bancorp or Legacy Banks that are required to be disclosed by Securities and Exchange Commission regulations. Additionally, there are no compensation committee “interlocks,” which generally means that no executive officer of Legacy Bancorp or Legacy Banks served as a director or member of the compensation committee of another entity, one of whose executive officers serves as a Director or member of the Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee acts pursuant to the Compensation Committee Charter, a copy of which is available at the Company’s website at www.legacybanks.com. The Compensation Committee reviews and reassesses the adequacy of the Compensation Committee Charter on an as-needed basis, but at least annually. The following is the report of the Compensation Committee with respect to the Company’s Compensation Discussion and Analysis for the fiscal year ended December 31, 2009:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009 and the Company’s proxy statement for the annual meeting of stockholders to be held on May 12, 2010.

The above report of the Compensation Committee does not constitute “soliciting material” and is not deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference in any of those filings.

The Compensation Committee

David L. Klausmeyer, Chair
Eugene A. Dellea, Robert B. Trask

Proposal 2 — Stockholder Proposal Regarding Annual Election of the Company’s Board of Directors

Gerald R. Armstrong, 910 Sixteenth Street, No. 412, Denver, Colorado 80202-2917, telephone (303) 355-1199, the beneficial owner of more than $2,000 worth of the Company’s common stock, has notified the Company that he intends to present the following resolution at the meeting for action taken by the stockholders.

Proposal by Gerald R. Armstrong

RESOLUTION

That the shareholders of LEGACY BANCORP, INC. request its Board of Directors to take steps necessary to eliminate the classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

STATEMENT

The current practice of electing only one-third of the directors for three-year terms is not in the best interest of the corporation or its shareholders. Eliminating this staggered system increases accountability and gives share-holders the opportunity to express their views on the performance of each director annually. The proponent believes the election of directors is the strongest way that shareholders influence the direction of any corporation and our corporation should be no exception.

As a professional investor, the proponent has introduced the proposal at several corporations which have adopted it. In others, opposed by the board or management, it has received votes in excess of 70% and is likely to be reconsidered favorably.

The proponent believes that increased accountability must be given our shareholders whose capital has been entrusted in the form of share investments especially during these times of great economic challenge.

Arthur Levitt, former Chairman of the Securities and Exchange Commission said, “In my view, it’s best for the investor if the entire board is elected once a year. Without annual election of each director, shareholders have far less control over who represents them.”

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders.

In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

Board of Directors’ Statement Regarding Proposal

After careful consideration of the stockholder proposal, and on the recommendation of the Governance and Nominating Committee, the Board has concluded that it is in the best interests of the Company and its stockholders to maintain the Company’s current classified board structure.

Under the Company’s Certificate of Incorporation and By-Laws, the Board is divided into three classes, with directors elected to staggered three-year terms. Approximately one-third of the Company’s directors stand for election each year and the entire Board can be replaced in the course of three annual meetings. We believe the Company’s classified board structure strengthens the independence of our non-employee directors and enhances the Board’s ability to develop and execute long-term strategic planning by providing stability and experience.

Independence

The Board believes that the longer assured term of office provided by three-year terms, rather than one-year terms, increases the independence of our non-employee directors. With one-year terms, directors are less insulated from management or other groups who may have an agenda that is not aligned with the long-term interests of all stockholders. Independence may also be enhanced when directors are not concerned about being re-nominated by the Company’s other directors every year. The classified current board structure permits our directors to act independently and to focus on the long-term interests of the Company and its stockholders.

Stability and Experience

The Company’s classified Board provides stability and ensures that a majority of the Company’s directors at any given time have prior experience as directors of the Company. Under the current system, after an election, at least two-thirds of the Board will typically have had at least one year of experience as directors of the Company. This enables directors to develop substantive knowledge about the Company, its business strategy, and its long-term strategic goals. Directors with three-year terms are able to build on their knowledge about the business and affairs of the Company and are well positioned to make long-term strategic decisions that are in the best interest of the Company and its stockholders.

Protection Against Unfair and Abusive Takeover Practices

A classified Board reduces the Company’s vulnerability to unfriendly or unsolicited takeover tactics that may not be in the best interests of the Company’s stockholders. A classified Board structure encourages potential acquires to initiate arms-length negotiations with management and experienced directors. As only one-third of the Company’s directors are elected at any annual meeting of the stockholders, at least two annual meetings would be required to replace a majority of the Board and to dismantle other stockholder protection measures. This gives the directors the time and leverage necessary to evaluate the adequacy and fairness of any takeover proposal, consider alternative proposals, and to ultimately negotiate the best result for all stockholders. The classified board structure does not prevent or preclude unsolicited takeover attempts, but it empowers the incumbent Board to negotiate terms to maximize the value of the transaction to all Company stockholders.

Declassification of the Board would eliminate these benefits and could make the Company a target for unsolicited hostile overtures from investor groups or activist stockholders focusing on short-term financial gains. A mere attempt to obtain control, even if unsuccessful, can seriously disrupt the conduct of the business of a company and cause it to incur substantial expense.

In particular, in recent years, hedge funds and other activist investors increasingly have been using the threat of a proxy fight to pressure boards to put a company up for sale or to take other actions that produce short-term gains at the expense of strategies that would achieve meaningful long-term stockholder value. Classified board structures have been shown to be an effective means of protecting long-term stockholder interests against these types of abusive tactics.

Director Quality

A classified Board also assists in attracting and retaining highly qualified directors who are willing to make a longer-term commitment to the Company. Directors who agree to serve three-year terms demonstrate a willingness to commit the time and resources necessary to understand the Company, its operations and its competitive environment. Given the current corporate governance climate, in which many qualified individuals are increasingly reluctant to serve on public boards, the Company could also be placed at a competitive disadvantage in recruiting qualified director candidates if their Board service could potentially be limited to a one-year period.

Accountability

The Board also believes that annual elections for each director are not necessary to promote accountability. All directors are required to uphold their fiduciary duties to the Company and its stockholders, regardless of the length of their term of office. Accountability depends on the selection of responsible and experienced individuals, not on whether they serve terms of one year or three years.

The Board is committed to sound corporate governance practices that will benefit the Company’s stockholders and regularly re-examines these practices. The Board has implemented a variety of measures to further accountability, including guidelines that focus on the independence and quality of directors, and the effective functioning of the Board, and an annual evaluation of the Board and its committees.

Recommendation Only

This stockholder proposal is a request that the Board take the steps necessary to eliminate the classified board structure. Approval of this proposal by stockholders would not in itself effectuate the changes contemplated by the proposal. Further action by the stockholders and the Board would be required to amend the Company’s Certificate of Incorporation and By-Laws.

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST’’ THIS STOCKHOLDER PROPOSAL FOR THE REASONS DESCRIBED ABOVE.

Proposal 3 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Wolf & Company, P.C. to be its independent registered public accounting firm for the 2010 fiscal year, subject to ratification by stockholders. A representative of Wolf & Company, P.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent registered public accountants may be considered by the Audit Committee of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF WOLF & COMPANY, P.C. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2009 and December 31, 2008 by Wolf & Company, P.C.:

	2009	2008

Audit Fees(1)	$236,312	$223,871
Audit-Related Fees(2)	$14,871	$14,632
Tax Fees(3)	$34,500	$30,000
All Other Fees(4)	$1,382	$2,370

(1)	Includes fees and reimbursed expenses for financial statement audit, the audit of internal control over financial reporting and quarterly reviews.

(2)	Consists of benefit plan audits.

(3)	Consists of tax return preparation and tax-related compliance and services.

(4)	Consists of due diligence services.

The Audit Committee believes that the provision of non-audit services by Wolf & Company, P.C. is compatible with maintaining Wolf & & Company, P.C.’s independence.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee will consider on a case-by-case basis and, if appropriate, approve all audit and non-audit services to be provided by the Company’s independent registered public accounting firm. Alternatively, the Audit Committee may adopt a policy for pre-approval of audit and permitted non-audit services by the Company’s independent registered public accounting firm. For 2009 and 2008, of the Audit-Related Fees, Tax Fees and All Other Fees paid to Wolf & Company, P.C., 100% were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The following Audit Committee Report, shall not be deemed to be “soliciting materials” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

In accordance with its written charter, the Audit Committee of the Board is responsible for appointment of the Company’s independent registered public accounting firm, oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company, and approval in advance of any non-audit services to be provided to the Company by the independent registered public accounting firm. The Audit Committee is composed of three directors, each of whom meets the independence requirements of the listing standards of the Nasdaq Stock Market, on which the Company’s securities are listed. Mr. Trask serves as the Audit Committee Chair and has been designated by the Board as its “audit committee financial expert” based on his educational background in accounting and his professional experience as a certified public accountant and business executive.

Among other things, the Audit Committee met to discuss the results of external and internal audit examinations, and met with the chief financial officer, independent registered public accounting firm, internal auditors, general counsel, compliance officer and other senior officers to review and discuss critical accounting policies, status of review and compliance with Section 404 of the Sarbanes Oxley Act of 2002, the Company’s press releases announcing quarterly and annual earnings results and the unaudited interim financial information contained in each Form 10-Q filing prior to release of such information or filing of the reports with the SEC. In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the registered public accounting firm and the Company that might bear on the registered public accounting firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The Audit Committee has considered and discussed with the registered public accounting firm whether the provision of non-audit services or any other relationships impacted their objectivity and independence and satisfied itself as to the registered public accounting firm’s independence. The Audit Committee also discussed with management, the internal auditors and the independent registered public accounting firm, the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with the independent registered public accounting firm and internal auditors, their audit plans, audit scope and identification of audit risks. The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Management of the Company is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements and for maintaining appropriate accounting principles, financial reporting policies, internal control over financial reporting and procedures to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and expressing an opinion on the consolidated financial statements as to their conformity with accounting principles generally accepted in the United States of America. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on management’s assessment that the Company maintained effective internal control over financial reporting.

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2009, with management and the independent registered public accounting firm. The Audit Committee also discussed and reviewed with the independent registered public accounting firm communications required by professional standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and in executive session without management present, discussed and reviewed the results of the independent registered public accounting firm’s audits of the consolidated financial statements and internal control over financial reporting.

Based upon the above-mentioned reports, discussions and reviews, and their assessment of the performance and services provided by Wolf & Company, P.C. in connection with the 2009 audit, the Audit Committee has recommended that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission. The committee has also selected Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The Audit Committee

Robert B. Trask, Chair,
Gary A. Lopenzina and Anne W. Pasko

TRANSACTIONS WITH CERTAIN RELATED PERSONS

Federal law and regulations generally require that all loans or extensions of credit to directors and executive officers must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit directors and executive officers to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Pursuant to such a program, loans have been extended to directors and executive officers. Such loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company or the Bank. These loans do not involve more than the normal risk of repayment or present other unfavorable features.

No director, executive officer or beneficial owner of 5% of the Company’s outstanding Common Stock (or any members of their immediate families) engaged in any transaction (other than a loan described above) with the Company or the Bank during 2009, or currently proposes to engage in any transaction with the Company or the Bank, in which the amount involved exceeds $120,000.

The Audit Committee charter requires that the Audit Committee approve all related party transactions other than routine deposit relationships and loans that otherwise comply with federal regulations.

Governance and Nominating Committee Procedures

General

It is the policy of the Governance and Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Governance and Nominating Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Governance and Nominating Committee’s resources, the Governance and Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Governance and Nominating Committee, a stockholder should submit the following information in writing, addressed to the Chair of the Governance and Nominating Committee, care of the Corporate Secretary, at the main office of the Company:

1. The name of the person recommended as a director candidate;

2. All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3. The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4. As to the stockholder making the recommendation, the name and address of such stockholder as they appear on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5. A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Governance and Nominating Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Process for Identifying and Evaluating Nominees

The process that the Governance and Nominating Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

Identification.  For purposes of identifying nominees for the Board of Directors, the Governance and Nominating Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by Legacy Banks. The Governance and Nominating Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Governance and Nominating Committee has not previously used an independent search firm to identify nominees.

Diversity.  While the Committee does not maintain a specific diversity policy, the Governance and Nominating Committee considers diversity in its review of candidates in terms of how a candidate’s background, experience, qualifications, attributes and skills contribute to the Board and its ability to provide proper governance and strategic direction.

Evaluation.  In evaluating potential nominees, the Governance and Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described below. If such individual fulfills these criteria, the Governance and Nominating Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Qualifications

The Governance and Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include an age limitation and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Governance and Nominating Committee will then evaluate the following criteria in selecting nominees:

•	financial, regulatory and business experience;

•	personal and financial conduct;

•	familiarity with and participation in the local community;

•	integrity, honesty and reputation in connection with upholding a position of trust with respect to customers;

•	dedication to the Company and its stockholders; and

•	independence.

The Committee will also consider any other factors the Governance and Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

With respect to nominating an existing director for re-election to the Board of Directors, the Governance and Nominating Committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence.

Submission of Business Proposals and Stockholder Nominations

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 1, 2010. If next year’s annual meeting is held on a date more than 30 calendar days from May 12, 2010, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 90 days before the date of the annual meeting. However, if less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. The 2011 Annual Meeting of Stockholders is expected to be held May 11, 2011. Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be received by our Secretary no later than February 10, 2011. If notice is received after February 10, 2011, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting. A copy of the bylaws may be obtained from the Company.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. All communications from stockholders should be addressed to Legacy Bancorp, Inc., 99 North Street, Pittsfield, Massachusetts 01201. Communications to the Board of Directors should be in the care of Kimberly A. Mathews, Corporate Secretary. Communications to individual directors should be sent to such director at the Company’s address. Stockholders who wish to communicate with a Committee of the Board should send their communications to the care of the Chair of the particular committee, with a copy to Anne W. Pasko, the Chair of the Governance and Nominating Committee.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities. The Company’s Annual Report to Stockholders has been included with this proxy statement. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Notice and Proxy Statement, Annual Report on Form 10-K, 2009 Annual Report and proxy cards are available on the Investor Relations page at www.legacybanks.com.

BY ORDER OF THE BOARD OF DIRECTORS

Kimberly A. Mathews
Corporate Secretary

Pittsfield, Massachusetts
March 31, 2010

REVOCABLE PROXY
LEGACY BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 12, 2010
9:00 a.m., Local Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints the official proxy committee of Legacy Bancorp, Inc. (the “Company”), consisting of Anne W. Pasko and Eugene A. Dellea or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on May 12, 2010 at 9:00 a.m., local time, at The Crowne Plaza Hotel, One West Street, Pittsfield, Massachusetts and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:
1. The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).
     Barton D. Raser, Patrick J. Sullivan, and Robert B. Trask

FOR
ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐
INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2. A stockholder proposal regarding the annual election of directors.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3. The ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm of Legacy Bancorp, Inc. for the fiscal year ending December 31, 2010.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 3 AND “AGAINST” ITEM 2.
This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” items 1 and 3 and “AGAINST” item 2. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

Dated:

SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)
The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated March 31, 2010 and an Annual Report to Stockholders.
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
          The Notice and Proxy Statement, Annual Report on Form 10-K, 2009 Annual Report and proxy cards are available on the Investor Relations page at www.legacybanks.com.
PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Dear ESOP Participant:
On behalf of the Board of Directors of Legacy Bancorp, Inc. (the “Company”), I am forwarding you the attached WHITE vote authorization form for you to convey your voting instructions to First Bankers Trust Services, Inc. (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of Legacy Bancorp, Inc. to be held on May 12, 2010. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders and a copy of the Company’s Annual Report to Stockholders.
As a participant in the Legacy Banks Employee Stock Ownership Plan (the “ESOP”), you are entitled to vote all shares of Company common stock allocated to your account as of March 22, 2010. All allocated shares of Company common stock will be voted as directed by participants, so long as participant instructions are received by the Trustee by May 1, 2010. If you do not direct the Trustee how to vote the shares of Company common stock allocated to your account, the Trustee will vote your shares in a manner calculated most accurately to reflect the instructions it receives from other participants, subject to its fiduciary duties.
To direct the voting of the shares of Company common stock allocated to your account under the ESOP, please complete and sign the attached WHITE vote authorization form and return it in the enclosed postage-paid envelope no later than May 1, 2010. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company or Legacy Banks.
Sincerely,
/s/ J. Williar Dunlaevy
J. Williar Dunlaevy
Chairman and Chief Executive Officer

EMPLOYEE STOCK OWNERSHIP PLAN
VOTE AUTHORIZATION FORM
I understand that First Bankers Trust Services, Inc., the Trustee, is the holder of record and custodian of all shares of Legacy Bancorp, Inc. (the “Company”) common stock allocated to me under the Legacy Banks Employee Stock Ownership Plan. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on May 12, 2010.
Accordingly, please vote my shares as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Barton D. Raser, Patrick J. Sullivan and Robert B. Trask

FOR ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐
INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name in the space provided below.

2. A stockholder proposal regarding the annual election of directors.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3. The ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm of Legacy Bancorp, Inc. for the fiscal year ending December 31, 2010.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 3 AND “AGAINST” ITEM 2.
The Trustee is hereby authorized to vote any shares allocated to me as indicated above.

Date	Signature
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
          The Notice and Proxy Statement, Annual Report on Form 10-K, 2009 Annual Report and proxy cards are available on the Investor Relations page at www.legacybanks.com.
Please date, sign and return this form in the enclosed envelope no later than May 1, 2010.

Dear Legacy Bancorp, Inc. 2006 Equity Incentive Plan Participant:
On behalf of the Board of Directors of Legacy Bancorp, Inc. (the “Company”), I am forwarding you the attached BLUE vote authorization form for you to convey your voting instructions to First Bankers Trust Services, Inc. (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of Legacy Bancorp, Inc. to be held on May 12, 2010. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders and a copy of the Company’s Annual Report to Stockholders.
You have previously received a notice of your stock award under the Legacy Bancorp, Inc. 2006 Equity Incentive Plan. As such, you are entitled to vote all shares of Company common stock awarded to you as a stock award as of March 22, 2010, regardless of whether such award has vested. All awarded shares of Company common stock will be voted as directed by participants, so long as participant instructions are received by the Trustee by May 1, 2010. If you do not direct the Trustee how to vote the shares of Company common stock awarded to you, the Trustee will vote your shares in a manner calculated most accurately to reflect the instructions it receives from other participants, subject to its fiduciary duties.
To direct the voting of the shares of Company common stock awarded to you under the 2006 Equity Incentive Plan, please complete and sign the attached BLUE vote authorization form and return it in the enclosed postage-paid envelope no later than May 1, 2010. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company or Legacy Banks.
Sincerely,
/s/ J. Williar Dunlaevy
J. Williar Dunlaevy
Chairman and Chief Executive Officer

LEGACY BANCORP, INC. 2006 EQUITY INCENTIVE PLAN
VOTE AUTHORIZATION FORM
I understand that First Bankers Trust Services, Inc., the Trustee, is the holder of record and custodian of all shares of Legacy Bancorp, Inc. (the “Company”) common stock awarded to me under the Legacy Bancorp, Inc. 2006 Equity Incentive Plan. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on May 13, 2009.
Accordingly, please vote my shares as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Barton D. Raser, Patrick J. Sullivan and Robert B. Trask

FOR ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐
INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name in the space provided below.

2. A stockholder proposal regarding the annual election of directors.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3. The ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm of Legacy Bancorp, Inc. for the fiscal year ending December 31, 2010.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 3 AND “AGAINST” ITEM 2.
The Trustee is hereby authorized to vote any shares allocated to me as indicated above.

Date	Signature
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
The Notice and Proxy Statement, Annual Report on Form 10-K, 2009 Annual Report and proxy cards are available on the Investor Relations page at www.legacybanks.com
Please date, sign and return this form in the enclosed envelope no later than May 1, 2010.